Exhibit 99.1

iFresh Acquires Two New Stores

New York, New York, July 14, 2017 – iFresh Inc. (NASDAQ: IFMK) (“iFresh” or the “Company”), a leading Asian American grocery supermarket chain and online grocer, announced today the acquisition of two new stores.

The first acquisition is of Mia Supermarket in Orlando, FL, a 20,370 square-foot grocery store located at 2415 E. Colonial Drive. The new store, which will be called iFresh E. Colonial, will be the first iFresh store in Orlando and its second in Florida.

The second acquisition is of iFresh Glen Cove, Inc. which is setting up a 22,859 square-foot grocery store in Garden City, NY. To be located at 192 Glen Cove Road, within the Roosevelt Field Mall business district, this will be the first iFresh store in Long Island and its sixth in New York. We expect iFresh Glen Cove to open in the first quarter of 2018.

Mr. Long Deng, Chairman and Chief Executive Officer of iFresh, stated, “We are excited to expand our presence along the I-95 corridor by adding iFresh E. Colonial and iFresh Glen Cove to our existing portfolio of stores, and we see great opportunities ahead as we continue to expand the regional presence of our iFresh store locations. Orlando’s E. Colonial Drive has developed into a food and restaurant hub of the Asian American community in recent years, and Long Island’s Nassau County has seen a growing Asian population with a high level of purchasing power.

We aim to drive customer and sales growth to the new stores through iFresh’s strategy of providing fresh produce daily from regional farms at reasonable prices to our customers. E. Colonial’s layout and produce offerings will be similar to those offered in other iFresh locations and will include bakery and hot food take out options to further increase customer traffic. The Glen Cove store will be designed to conform to the iFresh layout as well and include popular Japanese snacks. In addition, both locations will offer “store to door” delivery through our online e-commerce platform, further expanding our customer base and growth.

We expect these acquisitions to be reflected in our financial results beginning in the fiscal second quarter and plan to continue evaluating other supermarket expansion opportunities in the months ahead.”

About iFresh Inc.

iFresh Inc., headquartered in New York, New York, is a leading Asian American grocery supermarket chain and online grocer. With nine retail supermarkets along the US eastern seaboard (with an additional store in Glen Cove soon opening) and two in-house wholesale businesses strategically located in cities with a highly concentrated Asian population, the Company aims to satisfy the increasing demands of Asian Americans, whose purchasing power has been growing rapidly, for fresh and culturally unique produce, seafood and other groceries that are not found in mainstream supermarkets. With an in-house proprietary delivery network, online sales channel and strong relations with farms that produce Chinese specialty vegetables and fruits, iFresh is able to offer fresh, high-quality specialty perishables at competitive prices to a growing base of customers. For more information, please visit: http://www.ifreshmarket.com/.

Forward-Looking Statement

This announcement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this announcement include, but are not limited to, statements regarding our disclosure concerning the Company’s operations, cash flows, financial position and dividend policy.

Contact:

ICR Inc.

Ms. Rose Zu

Phone: 1-347-436-8368

E-mail: rose.zu@icrinc.com